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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-132111, 333-132110, 333-131434 and 333-134165 on Form S-8 and Registration Statement No. 333-143865 on Form S-3 of our reports dated February 27, 2008, relating to the consolidated financial statements and financial statement schedule of UAL Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's emergence from bankruptcy, changes in accounting for share based payments, and the method of accounting for and the disclosures regarding pensions and postretirement benefits), and the effectiveness of UAL Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of UAL Corporation for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP Chicago, Illinois February 27, 2008

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  Exhibit 23.1